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                                                                    EXHIBIT 99.1


{MERIDIAN RESOURCE CORPORATION                                 NEWS
        COMPANY LOGO)


                          MERIDIAN RESOURCE CORPORATION
                     ANNOUNCES IMPACT FROM HURRICANE KATRINA

Houston, Texas - Sept 2, 2005 - The Meridian Resource Corporation (NYSE: "TMR") reported today the status of its oil and gas operations affected by Hurricane Katrina. The Company has conducted onsite aerial inspection of all of its production platforms and production facilities to assess damage from the storm. Preliminary assessments indicate that production facilities in the Ramos area, Turtle Bayou area and Gibson area sustained little or no damage; but were shut-in for approximately four days. These fields were placed back online and are producing at approximately the same pre-storm levels. As previously announced, production from the Weeks Island area was not affected by the storm. Offshore operations are primarily operated by third party working interest partners who have reported no damage and expect to return each to its pre-storm levels.

The eye of Hurricane Katrina passed directly over Meridian's operations in the Biloxi Marshland ("BML") area, where the Company has numerous well platforms and four main production facilities. These facilities were shut-in prior to the arrival of the storm, and remain shut-in pending actual onsite inspections. From initial aerial inspections, a major portion of the BML well platforms and production facilities sustained heavy damage, all of which will require varying degrees of repair prior to re-instating production. The Company has all of the necessary crews, equipment, work boats, barges, fuel, supplies and living quarters required to initiate restoration of the facilities. Meridian has developed a plan for the repair of all the affected production platforms and has mobilized the equipment and crews to the field. The Company has directed the crews to address those facilities with the largest amount of production first, which, based only on initial estimates, would return those wells to production within approximately the next 20 days. Meridian has not conducted any inspections of pipelines and other downstream assets owned by third parties, but has not been advised by those companies that there exist any impediments to Meridians production being brought online as soon as each of the production facilities are repaired.

The Company is fully insured for any and all cost related to the hurricane. As with many companies, Meridian does not maintain business interruption insurance, which generally requires a minimum of ninety days of shut-in production prior to coverage. The company expects that substantially all repairs will be completed within the next 60 days, dependent on typical issues of equipment and crew availability and other similar contingencies.

The rig utilized to drill the Turtle Shell well (Parker Rig #51) sustained no damage from the storm, and is back on its location and has recommenced drilling. The well is currently at a depth of 15,700 feet with a target depth of 16,600 feet to test the additional prospective sands in the Cib Op 5B and Rob L formations. The rig utilized to drill the Menifee well (Coastal Rig #20) sustained damage from the storm, and will be moved to a dock for repairs. The amount of time required for repairs is unknown. Once repaired, the rig will be mobilized back to the northeast quadrant of the BML to drill offset wells in the String of Pearls prospect area. The rig that was performing a workover on the SL 16049 was undamaged, and has returned to operations removing scale from the production casing. Work on this well is estimated to take an additional 20-30 days.

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The rig utilized to drill the BML 1-2 that previously tipped over upon its evacuation of Hurricane Dennis (Parker Rig 57B) was scheduled to be up righted and cleared from Grande Bayou within the next week. Timing of this operation is dependant on similar conditions related to availability of equipment and crews.

Construction of the pipeline and facility tie-ins to service its N.W. Bayou Chene and Bayou Chene discoveries (Avoca 6-1 & 5-2) were delayed pending the storm's direction, but will continue as scheduled. The Company expects to place these wells online within the next 15-30 days. Construction on the pipeline to service the Company's previously announced Bayou Gentilly discovery is scheduled to continue in line with other operations in the area.

RE-CAP OF DATA - Below is a re-capitulation of the operations discussed in this press release effecting production:

      o Production from Ramos, Weeks Island, Turtle Bayou & Gibson back online
      o Production from BML (approximately 50% of daily production), scheduled for immediate repair operations; mobilization underway; repair times ranging from 20 to 60 days


      o Parker Rig #51 - Drilling at 15,700 feet for Cib Op & Rob L formation targets
      o Coastal Rig #20 - Damage uncertain, will repair, move to String of Pearls prospect area
      o     Parker Rig #57B - Schedule to up right rig is uncertain
      o SL 16049 Workover Rig - Back on location, continue operations to workover well and restore production


      o Avoca 6-1 & 5-2 - Continue construction of pipeline and facilities, expected to go online within next 30 days
      o Bayou Gentilly - Continue construction of pipeline and facilities, expected to go online within next 30 days

All references to time for repairs are estimates based upon preliminary assessments of damage and are subject to a number of shifting variables that will likely affect the actual time required for the work to be done. This includes availability of crews, equipment, materials and access to locations. Please read the safe harbor statement below. The Company will provide future updates once meaningful production is restored in the affected areas.

SAFE HARBOR STATEMENT AND DISCLAIMER
Statements identified by the words "expects," "projects," "plans," and certain of the other foregoing statements may be deemed "forward-looking statements." Although Meridian believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this press release. These include risks inherent in the drilling of oil and natural gas wells, including risks of fire, explosion, blowout, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks inherent in oil and natural gas drilling and production activities, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; risks with respect to oil and natural gas prices, a material decline in which could cause the Company to delay or suspend planned drilling operations or reduce production levels; and risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and gas prices. These and other risks are described in the Company's documents and reports, available from the U.S. Securities and Exchange Commission, including the report filed on Form 10-K for the year ended December 31, 2004.

The Meridian Resource Corporation is an independent oil and natural gas company engaged in the exploration for and development of oil and natural gas in Louisiana, Texas, and the Gulf of Mexico. Meridian has access to an extensive inventory of seismic data and, among independent producers, is a leader in using 3-D seismic technology to analyze prospects, define risk, and target high-potential wells for exploration and development. Meridian is headquartered in Houston, Texas, and has a field office in Weeks Island, Louisiana. Meridian stock is traded on the New York Stock Exchange under the symbol "TMR."

                                                   FOR MORE INFORMATION CONTACT:
                                               Lance L. Weaver at (281) 597-7125
                             Meridian Resource Corporation Website: www.tmrc.com
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